EXHIBIT 21(a)

                           SUBSIDIARIES OF REGISTRANT:
                           ---------------------------

WORLD SAVINGS AND LOAN ASSOCIATION
California Corp. Inc. October 26, 1912
Federally Chartered September 24, 1981

WORLD  SAVINGS BANK,  FSB
Federal  Savings  Bank,  Inc. July 31, 1987
Federally Chartered January 20, 1995

WORLD SAVINGS BANK, SSB
Texas State Savings Bank, Inc. January 12, 1995

THE 1901 CORPORATION
California Corp. Inc. March 29, 1984

ATLAS ADVISORS, INC.
California Corp. Inc. May 6, 1987

ATLAS SECURITIES, INC.
California Corp. Inc. May 6, 1987

WORLD MORTGAGE INVESTORS, INC.
Maryland Corp. Inc. March 13, 1998

WORLD REAL ESTATE INVESTORS, INC.
Maryland Corp. Inc. March 13,1998